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STATEGIST WORLD FUND, INC.
FILE NO.33-63951/811-7405

EXHIBIT INDEX

Exhibit (h)(1):     Transfer Agency Agreement dated Jan. 1, 1998 between
                    Strategist World Fund, Inc., and American Express Client
                    Service Corporation

Exhibit (p)(3):     Trustee's Power of Attorney to sign Amendments to this
                    Registration Statement, dated Jan. 7, 1998